                                                                    EXHIBIT 23.5




                   CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.



          We hereby consent to the inclusion of our opinion letter dated
April 19, 2001 to the Board of Directors of MB Financial, Inc. (the
"Company") as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger of each of the Company and MidCity Financial Corporation with and into MB-MidCity, Inc. contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ Sandler O'Neill & Partners, L.P.

September 21, 2001